Exhibit 5.1

Mayer Brown LLP
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December 9, 2008	www.mayerbrown.com

Devon Energy Corporation
20 North Broadway
Oklahoma City, Oklahoma 73102
Re:	Devon Energy Corporation: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Devon Energy Corporation, a Delaware corporation (“Devon”), in connection with the proposed sale of the following securities (the “Securities”), as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”): (i) shares of common stock, par value $0.10 per share of Devon (the “Common Stock”), (ii) shares of preferred stock, par value $1.00 per share of Devon (the “Preferred Stock”) and (iii) one or more series of debt securities of Devon (the “Debt Securities”).
     Each series of Debt Securities will be issued under one of two indentures (each, an “Indenture”), previously entered into, or to be entered into, between Devon and The Bank of New York Mellon (as successor to The Bank of New York), as Trustee. Certain terms of the Securities to be issued from time to time will be approved by the Board of Directors of Devon (or a committee thereof) as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the “Corporate Proceedings”).
     As special counsel to Devon, we have examined originals or copies certified or otherwise identified to our satisfaction of resolutions of the Board of Directors of Devon and such Devon records, certificates and other documents and such questions of law we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Devon. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.
     Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:
     (1) upon the completion of the Corporate Proceedings relating to the shares of Common Stock and the due execution, countersignature and delivery of the shares of Common
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Mayer Brown LLP
Devon Energy Corporation
December 9, 2008

Stock, the Common Stock, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to the Common Stock, will be duly authorized, legally issued, fully paid and nonassessable;
     (2) upon the completion of the Corporate Proceedings relating to a series of the Preferred Stock, the execution, delivery and filing with, and recording by, the Secretary of State of the State of Delaware of the Certificate of Designation relating to such series of the Preferred Stock, and the due execution, countersignature and delivery of the shares of Preferred Stock of such series, the Preferred Stock of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of the Preferred Stock, will be duly authorized, legally issued, fully paid and nonassessable; and
     (3) upon the completion of the Corporate Proceedings relating to a series of the Debt Securities, the execution and delivery of the applicable Indenture and the due execution, authentication, issuance and delivery of the Debt Securities of such series, the Debt Securities of such series, when sold in exchange for the consideration set forth in the Prospectus contained in the Registration Statement and any Prospectus Supplement relating to such series of Debt Securities, will be duly authorized and will be binding obligations of Devon enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors’ rights generally and subject to general principles of equity.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.
Very truly yours,
/s/ MAYER BROWN LLP
MAYER BROWN LLP